Exhibit 99.1

SOLENO THERAPEUTICS ANNOUNCES PRICING OF APPROXIMATELY $138 MILLION PUBLIC OFFERING OF COMMON STOCK

REDWOOD CITY, Calif., May 2, 2024 (GLOBE NEWSWIRE) — Soleno Therapeutics, Inc. (Nasdaq: SLNO), (“Soleno” or the “Company”), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, announced today the pricing of the underwritten public offering of 3,000,000 shares of its common stock at a public offering price of $46.00 per share. The gross proceeds of the public offering are expected to be approximately $138.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Soleno has also granted the underwriters a 30-day option to purchase up to 450,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The public offering is expected to close on or about May 7, 2024, subject to market conditions and the satisfaction of customary closing conditions.

Piper Sandler, Guggenheim Securities, Cantor Fitzgerald & Co. and Oppenheimer & Co. are acting as joint book-running managers for the public offering. Laidlaw & Company (UK) Ltd. is acting as the lead manager for the public offering.

Soleno intends to use the net proceeds from this offering to fund its current research and development efforts primarily focused on advancing its lead candidate, DCCR tablets for the treatment of Prader-Willi Syndrome (PWS), and to provide for general corporate purposes, which may include working capital, capital expenditures, other clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses, though the company does not have agreements or commitments for any specific acquisitions at this time.

The securities described above relating to the public offering are being offered by Soleno pursuant to a registration statement on Form S-3ASR (File No. 333-276344) previously filed with, and automatically declared effective by the Securities and Exchange Commission (the “SEC”) on January 2, 2024, and a preliminary prospectus supplement filed with the SEC on May 2, 2024. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th floor, New York, NY 10017 by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus supplement and the accompanying prospectus that forms a part of the registration statement.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The Company’s lead candidate, DCCR (diazoxide choline) extended-release tablets, a once-daily oral tablet for the treatment of Prader-Willi syndrome (PWS), recently completed its Phase 3 development program to support a planned NDA submission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the Company’s expectations on the completion and timing of the public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as risks and uncertainties inherent in Soleno’s business, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, prior press releases and in other filings and reports filed with the SEC. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578